THIS SECOND ADDENDUM TO LEASE ("SECOND ADDENDUM") IS DATED FOR REFERENCE PURPOSES AS OF NOVEMBER 15, 1994, AND IS MADE BETWEEN WATERFRONT TOWER PARTNERS, L.P., A CALIFORNIA LIMITED PARTNERSHIP ("LANDLORD") AND SERENA CONSULTING, INCORPORATED, A CALIFORNIA CORPORATION ("TENANT") TO BE A PART OF THAT CERTAIN LEASE AND ADDENDUM THERETO, OF EVEN DATE HEREWITH BETWEEN LANDLORD AND TENANT (HEREIN THE "LEASE FORM") CONCERNING 15,594 SQUARE FEET OF SPACE, KNOWN AS SUITE 200 (THE "PREMISES") LOCATED AT 500 AIRPORT BOULEVARD, CITY OF BURLINGAME, STATE OF CALIFORNIA (THE "PROJECT"). LANDLORD AND TENANT AGREE THAT THE LEASE FORM IS HEREBY MODIFIED AND SUPPLEMENTED AS FOLLOWS:

1.   TENANT IMPROVEMENTS:

Notwithstanding anything to the contrary in the Lease Form:

          Landlord at its sole cost and expense shall construct the improvements (the "Tenant Improvements") described in the plans and specifications, which are attached hereto as Exhibit "B-1." The Tenant Improvements shall be constructed in accordance with said plans and specifications, and in a good and workmanlike manner, and using new materials and equipment of good quality.

2.   PREMISES AND COMMON AREAS:

Notwithstanding anything to the contrary in the Lease Form:

          Landlord shall at all times maintain the Common Areas in good order and repair and in a first class condition.

3.   RENT:

Notwithstanding anything to the contrary in the Lease Form, Tenant's obligation to pay Monthly Rent shall commence on the Commencement Date. Landlord and Tenant acknowledge that upon execution of this Lease, Tenant shall pay to Landlord the sum of Nineteen Thousand Four Hundred Ninety Two and 50/100 Dollars ($19,492.50) as prepaid rent ("Prepaid Rent") for the first installment of Monthly Rent due following the Commencement Date. In the event the Commencement Date does not fall on the first (1st) day of the Month and the amount of Prepaid Rent is therefore greater than the amount of Monthly Rent owed for the first installment, then Landlord shall reduce the amount of the second installment of Monthly Rent due by the excess amount of Prepaid Rent paid. All Monthly Rent and Additional Rent shall be equitably prorated to reflect the Commencement and Expiration Dates of the Lease.

4. ACCEPTANCE OF PREMISES: Notwithstanding anything to the contrary in the Lease Form:

          Tenant's acceptance of the Premises shall not be deemed a waiver of Tenant's right to have defects in the Tenant Improvements or the Premises repaired at Landlord's sole expense. Tenant shall give notice to Landlord whenever any such defect becomes reasonably apparent, and Landlord shall repair such defect as soon as practicable.

5.   SECURITY DEPOSIT:

Notwithstanding anything to the contrary in the Lease Form:

          Landlord and Tenant acknowledge that prior to the execution of this Lease Tenant paid Landlord the sum of $11,000.00 as a Security Deposit. This Security Deposit has accrued interest at the rate of 5% annually and will continue to accrue interest until the Commencement Date of the new Lease. Upon Commencement of the new Lease a Security Deposit of $19,492.50 less the original Security Deposit (which includes all accrued interest) shall be paid to Lessor.

6.   COMPLIANCE WITH LAWS:

Notwithstanding anything to the contrary in the Lease Form:

          At the Commencement Date, the Premises shall conform with all requirements of covenants, conditions, restrictions and encumbrances, all underwriter's requirements, and all rules, regulations, statutes, ordinances, laws and building codes, (collectively, "Laws") applicable thereto. Tenant shall not be required to construct or pay the cost of complying with any underwriter's requirements or Laws requiring construction of improvements in the Premises which are properly capitalized under generally accepted accounting principles, unless such compliance is necessitated solely because of Tenant's particular use of the Premises.

7.   USE OF PREMISES:

Notwithstanding anything to the contrary in the Lease Form:

          If the Premises should become substantially unusable for Tenant's use as a consequence of cessation of utilities or other services required to be provided to the Premises by Landlord for a period longer than 3 business days, or the presence of any material which is now or hereafter regulated by any governmental authority or which poses a hazard to the environment or human life ("Hazardous Material") which does not result from Tenant's introduction, use, storage or disposal of such material in violation of applicable law in or about the Premises, then Tenant shall be entitled to an abatement of rent to the extent of the interference with Tenant's use of the Premises occasioned thereby. If such interference cannot be corrected or the damage resulting therefrom repaired so that the Premises will be reasonably suitable for Tenant's intended use within sixty (60) days following the occurrence of such event, then Tenant also shall be entitled to terminate this Lease by delivery of written notice to Landlord at any time after occurrence of the event of interfering with Tenant's use.

8.   ALTERATIONS, ADDITIONS AND IMPROVEMENTS:

Notwithstanding anything to the contrary in the Lease Form:

          A.   NONSTRUCTURAL:

          If Landlord's consent is required for an Alteration and Landlord does not notify Tenant in writing of its approval or disapproval within fifteen (15) days following Tenant's written request for approval, then Landlord shall be deemed to have approved the proposed Alteration.

          B.   REMOVAL:

          Upon request, Landlord shall advise Tenant in writing whether it reserves the right to require Tenant to remove any Alterations from the Premises upon termination of the Lease.

          C.   TENANT'S PROPERTY:

          Excepting those improvements specified in Exhibit B-1, all Alterations, trade fixtures and personal property installed in the Premises at Tenant's expense ("Tenant's Property") shall at all times remain Tenant's property and Tenant shall be entitled to all depreciation, amortization and other tax benefits with respect thereto. Except for Alterations which cannot be removed without structural injury to the Premises, at any time Tenant may remove Tenant's Property from the Premises, provided Tenant repairs all damage caused by such removal.

          D.   LIEN WAIVER:

          Landlord shall have no lien or other interest whatsoever in any item of Tenant's Property, or any portion thereof or interest therein located in the Premises or elsewhere, and Landlord hereby waives all such liens and interests, except in the event that Tenant is in default of the Lease Agreement and terms thereof. Within ten (10) days following Tenant's request, Landlord shall execute documents in a form reasonably acceptable to Tenant to evidence Landlord's waiver of any right, title, lien or interest in Tenant's Property located in the Premises.

          E.   SALE OF TENANT'S PROPERTY:

          Landlord shall provide Tenant with at least five (5) days prior written notice of any sale of Tenant's Property.

9.   DIRECT EXPENSES:

Notwithstanding anything to the contrary in the Lease Form:

          The term Direct Expenses as defined in Paragraph 6.1.3 of the Lease Form shall not include and in no event shall Tenant have any obligation to perform or to pay directly, or to reimburse Landlord for, all or any portion of the following repairs, maintenance, improvements, replacements, premiums, claims, losses, fees, charges, costs and expenses (collectively, "Costs"), nor shall any portion of the Tenant Improvement allowance be applied to such costs:

          A.   LOSSES CAUSED BY OTHERS:

          Costs occasioned by the act, omission or violation of Law by Landlord, any other occupant of the Project, or their respective agents, employees or contractors.

          B.   CASUALITIES AND CONDEMNATIONS:

          Costs occasioned by fire, acts of God, or other casualties or by the exercise of the power of eminent domain.

          C.   REIMBURSABLE EXPENSES:

          Costs for which Landlord has a right of reimbursement from others.

          D.   REAL ESTATE TAXES:

          Taxes, assessments, all other governmental levies, and any increases in the foregoing occasioned by or relating to (i) a conveyance or other transfer of the real property of which the Premises is a part
          (a) to any person or entity affiliated with or related to Landlord or the partners, shareholders, officers or directors of Landlord or (b) in connection with estate planning or (c) which is not otherwise a bona fide, arm's length sale to an unrelated third party.

          E.   UTILITIES OR SERVICES:

          Costs (i) arising from the disproportionate use of any utility or service supplied by Landlord to any other occupant of the Project, or
          (ii) associated with utilities and services of a type not provided to Tenant.

          F.   MORTGAGES:

          Interest, charges and fees incurred on debt, payments on mortgages and rent under ground leases.

          G.   HAZARDOUS MATERIALS:

          Costs incurred to investigate the presence of any Hazardous Material (defined in the Lease), Costs to respond to any claim of Hazardous Material contamination or damage, Costs to remove any Hazardous Material from the Project and any judgments or other Costs incurred in connection with any Hazardous Material exposure or releases, except to the extent caused by the storage, use or disposal of the Hazardous Material in question by Tenant.

          H.   MANAGEMENT:

          Any fee, profit or compensation retained by Landlord or its affiliates for management and administration of the Project in excess of the management fee which would be charged by a professional management services for operation of comparable projects in the vicinity.

          I.   DUPLICATION:

          Costs and expenses for which Tenant reimburses Landlord directly or which Tenant pays directly to a third person.

10.  COMPUTATION OF BASE AMOUNT:

Notwithstanding anything to the contrary in the Lease Form:

          The Base Year accounting method shall be used in calculating the Direct Expenses. The Base Year for this Lease shall be the 1995 Calendar Year Actual Expenses.

11.  INDEMNITY:

Notwithstanding anything to the contrary in the Lease Form:

          A. LANDLORD'S INDEMNIFICATION. Landlord shall indemnify and hold harmless Tenant from all damages, liabilities, claims, judgments, actions, attorneys' fees, consultants' fees, costs and expenses arising from the negligence or willful misconduct of Landlord or its employees, agents, contractors or invitees, or the breach of Landlord's obligations or representations under this Lease.

12.  ASSIGNMENT AND SUBLETTING:

Notwithstanding anything to the contrary in the Lease Form:

          Tenant may, with Landlord's prior written consent, sublet the Premises to: (i) a subsidiary, affiliate, division or corporation controlled or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, nonbankruptcy reorganization, or government action; (iii) purchaser of substantially all of Tenant's assets located in the Premises (collectively, "Permitted Sublessee's"). For the purpose of this Lease, sale or transfer of Tenant's capital stock, including without limitation, a transfer in connection with the merger, consolidation or nonbankruptcy reorganization of Tenant and any sale through any public exchange, shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises. Landlord's consent to any proposed subletting shall not be unreasonably withheld. If Tenant assigns or sublets the Premises to any Permitted Sublessee as provided herein, Landlord shall not have the right to terminate the Lease due to such assignment or sublease. Any rents received from sublessee in excess of the base amount shall be split 50%/50% between Landlord and Tenant.

13.  APPROVALS:

Notwithstanding anything to the contrary in the Lease Form, whenever the Lease requires an approval, consent, designation, determination or judgment by either Landlord or Tenant, such approval, consent, designation, determination or judgment (including, without limiting the generality of the foregoing, those required in connection with assignment and subletting) shall not be unreasonably withheld or delayed and in exercising any right or remedy hereunder, each party shall at all times act reasonably and in good faith.

14.  REASONABLE EXPENDITURES:

Notwithstanding anything to the contrary in the Lease Form, any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

15.  DAMAGE OR DESTRUCTION:

Notwithstanding anything to the contrary in the Lease Form:

          A. UNINSURED CASUALTY: In the case of damage which is not required to be covered by insurance, Landlord shall not have the right to terminate the Lease (i) if the repair or restoration would cost less than five percent (5%) of the replacement cost of the Premises and/or Building, or (ii) if Tenant agrees to pay the cost of repair or restoration in excess of five percent (5%) of the replacement cost of the Premises and/or Building.

16. SALE OF PROPERTY: Notwithstanding anything to the contrary in the Lease Form, Landlord shall not be relieved of its obligations under the Lease upon a sale of the Building, unless the purchasing owner assumes the obligations of Landlord in writing.

17.  MODIFICATIONS TO LEASE FORM: The Lease Form is modified as follows:

          A. Paragraph 4.1 is modified by deleting the last sentence thereof and replacing it with the following: "Notwithstanding anything to the contrary in the Lease Form:

           (i) The Lease shall commence (the "Commencement Date") on the later of the Anticipated Commencement Date of November 1, 1994 or (ii) the date by which all of the following have occurred: (a) Landlord has substantially completed the

          Tenant Improvements as that term is defined in the Work Letter Agreement attached hereto as Exhibit "B" and as described in Paragraph 41 of the Lease Addendum, (b) there remains no incomplete or defective item of Tenant Improvements that would adversely affect Tenant's intended use of the Premises; (c) Landlord has delivered possession of the Premises to Tenant; and (d) Landlord has obtained all approvals and permits from the appropriate governmental authorities required for the legal occupancy of Premises for Tenant's intended use.

          B. Paragraph 4.2 is modified by inserting the words "in accordance with Paragraph 4.1 of this Lease", after the words "is determined" in the second line thereof.

          C. Paragraph 4.4 is deleted in its entirety and replaced with the following: "4.4 Tenant Delays. "To the extent that occurrence of the "Commencement Date" is delayed because of Tenant's failure to perform its obligations under this Lease, then notwithstanding any other provision of this Lease, the obligation to pay Monthly Rent shall be advanced and begin one (1) day sooner than it would otherwise occur for each day of such delay caused by Tenant's default."

          D. Paragraph 4.5 is modified as follows: (a) the word "reasonable" is inserted after the words "such additional" in the fifth line thereof.

          E.   Paragraph 5.2 is deleted.

          F. Paragraph 6.1.2. is modified as follows: (a) the word "amount" in the second line thereof is replaced with the words "Direct Expenses Base Year".

          G. Paragraph 6.1.3.1 is modified as follows: (a) the word "on" located between the words "taxes" and "levied" on the third line thereof is deleted; and (b) the word ",transfer" is added after the word "estate" on the eleventh line thereof.

          H. Paragraph 6.1.3.2 is modified as follows: (a) the following phrase is added after the word "therewith" in subparagraph "(e)" thereof: "to the extent such insurance is commercially reasonable."

          I. Paragraph 6.2 is modified as follows: (a) the words "upon receipt" on the fifth line thereof shall be replaced with the words "on or before ten (10) days after receipt of Landlord's statement by Tenant".

          J. Paragraph 9 is modified as follows: (a) the first sentence thereof is deleted; (b) the words "ten (10) days" shall be deleted and replaced with the words "fifteen (15) working days" in the fourth line thereof; and (c) the following sentence is added after the second sentence thereof: "Landlord shall use its best efforts to complete, repair and/or remedy any items on the punch list or any existing conditions inconsistent with Landlord's obligations hereunder."

          K. Paragraph 11.2.3 is modified as follows: (a) the phrase "as required by law" is added after the word "contamination" in the tenth line thereof; (b) the phrase "caused by Tenant's use, storage, release, disposal, or transportation of Hazardous Materials" shall be added to the end of subsection (i) after the word "contamination" and at the end of subsection (ii) after the word "proceeding" in lines twelve and thirteen thereof; and (c) the following shall be added to the end of paragraph 11.2.3:

               A.   LANDLORD INDEMNITY:

               Landlord shall indemnify, defend with counsel reasonably acceptable to Tenant, protect, and hold harmless Tenant, its employees, agents, contractors, stockholders, officers, directors, successors, subtenants, personal representatives, and assigns (collectively the "Tenant Indemnities") from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys' fees, consultants' fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature ("Claims"), directly or indirectly arising out of or in connection with any Hazardous Material present at any time on or about the Premises, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any

               Environmental Law relating to any such Hazardous Material, the Premises or the use of the Premises by any person other than Tenant, its agents or employees; except to the extent that any of the foregoing actually results from the release, disposal, discharge, or emission of Hazardous Material on or about the Premises during the term of this Lease by Tenant or its agents or employees in violation of applicable Environmental Laws. In such event tenant will be soley responsible and Landlord will be indemnified by Tenant for any costs thereto and Tenant will relieve Landlord of any liability thereto.

               B.   LANDLORD'S REPRESENTATIONS:

               Except as disclosed in the following reports, true and correct copies of which have been delivered by Landlord to Tenant, to the best knowledge of Landlord, (i) no Hazardous Material is present on the Project or the Premises or the soil, surface water or groundwater thereof, (ii) no underground storage tanks or asbestos containing building materials are present on the Project or the Premises, and (iii) no action, proceeding, or claim is pending or threatened concerning the Project or the Premises concerning any Hazardous Material or pursuant to any Environmental Law.

               C.   DEFINITION OF ENVIRONMENTAL LAWS:

               As used herein "Environmental Laws" shall mean all local, state, or federal laws, statutes, ordinances, rules, regulations, judgments, injunctions, stipulations, decrees, orders, permits, approvals, treaties, or protocols now or hereafter enacted, issued or promulgated by any governmental authority which relate to any Hazardous Material or the use, handling, transportation, production, disposal, discharge, release, emission, sale, or storage of, or the exposure of any person to, a Hazardous Material."

          L.   Paragraph 13 is modified as follows: (a) the phrase "Subject to
          Section 2.10 and Exhibit "B-1" of this Lease and Paragraph 41 of the Addendum," is added to the beginning of the second full paragraph thereof which begins with the words "All Alterations"; (b) the words "relating to the specific Alterations made" is added to the first sentence of the second full paragraph after the words "applicable laws".

          M. Paragraph 14 is modified be deleting the word "approved" in the third line and inserting the words "if such approval is required" after the word "Alterations" in the third sentence thereof.

          N. Paragraph 17.1 is modified as follows: (a) the phrase "at its sole cost and expense" is added after the word "Landlord" in the first sentence thereof.

          O. Paragraph 17.2 is modified as follows: (a) the words "non-structural, internal portion" is added after the words "every part of the" in the second line thereof; and (b) the following is added to the end of Paragraph 17.2: "Notwithstanding anything to the contrary herein, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvement (i) necessitated by the acts or omissions of Landlord or any other occupant of the Project, or their respective agents, employees or contractors, (ii) occasioned by fire, acts of God or other casualty or by the exercise of the power of eminent domain,
          (iii) required as a consequence of any violation of Law or construction defect in the Premises or Project as of the Commencement Date, (iv) for which Landlord has a right of reimbursement from others, (v) to the heating, ventilating, air conditioning, electrical, water, sewer, and plumbing systems serving the Premises or the Project, and (vi) to any portion of the Project outside of the demising walls of the Premises. Tenant's obligation, if any, to reimburse Landlord for the costs of such repairs, maintenance and improvements shall be governed by the other provisions of this Lease."

          P. Paragraph 19 is modified as follows: (a) the words "or use of the Premises" is added after the word "business" in the tenth line thereof; and (b) the following shall be added to the end of the paragraph: "During any such entry Landlord and Landlord's agents shall at all times be accompanied by Tenant, if Tenant provides an escort."

          Q. Paragraph 20 is modified as follows: (a) the word "maintenance" is deleted from the fourth line thereof.

          R. Paragraph 21.2 is modified by adding the word "reasonably" between the words "carriers" and "acceptable" on the third line thereof.

          S. Paragraph 21.4 is modified by deleting the words "and such other insurance as Landlord or" in line two thereof and replacing those words with "as".

          T. Paragraph 21.6 is modified by adding the word "reasonably" between the words "form" and "satisfactory" in the first line thereof.

          U.   The third paragraph of Paragraph 22.2.3 is modified as follows:
          (a) the word "reasonable" is inserted before the words "estimated repair" in the third line thereof; (b) the word "ten (10)" is replaced with the word "fifteen (15)" in the seventh line thereof.

          V. Paragraph 22.3 is modified by inserting after the word "be" in the third line thereof the following: "and as each existed immediately prior to the destructive event."

          W. Paragraph 22.5 is modified as follows: (a) the word "and" is deleted from the fifth line thereof and the words "and 22.3" are added after the number "22.2".

          X. Paragraph 24.4 is modified as follows: (a) Subsection "(ii)" is deleted; (b) the words "fifty percent (50%) of" is inserted between the word "that" and "any" in the tenth line thereof; and (c) the words "any other Tenant expenses incurred in subletting the Premises and any special improvements to the Premises for the subtenant for which Tenant paid" is added after the word "sublet" in the twelfth line thereof.

          Y.   Paragraph 25.1.1 is modified by deleting the phrase "within five
          (5) days after the date due" and replacing it with the following: "on or before ten (10) days after actual receipt by Tenant of written notice from Landlord of the sum due and owing."

          Z. Paragraph 25.2.2.4 is modified by adding the following after the word "thereof" in subsection (ii): "to the extent necessary to obtain new tenants and only to the extent applicable for the period of the Lease Term remaining after Tenant's default".

          AA. Paragraph 28 is modified by deleting the words "and costs" at the end of the last sentence thereof and by adding the following: "court costs, and expert fees as may be fixed by the court. 'Prevailing Party' as used herein includes a party who dismisses an action for recovery hereunder in exchange for sums allegedly due, performance of covenants allegedly breached or considerations substantially equal to the relief sought in the action."

          BB. Paragraph 29.2 is modified as follows (a) the phrase "if available at no additional cost or if a fee is incurred, Landlord can reimburse said, reasonable fee," shall be inserted after the words "statements year" in the third line thereof and after the word "year" in the fourth line thereof; and (b) the following is added to the end of the paragraph: "Notwithstanding anything to the contrary herein, Tenant shall be required to provide financial statements only in connection with Landlord's sale or refinancing of the Project and all such statements shall be held in strictest confidence."

          CC. Paragraph 30 is modified by adding the words "all of" before "Landlord's" and adding the words "covenants and" after the word "Landlord's" in the last line thereof.

          DD. Paragraph 31 is modified as follows: (a) the phrase "within the time periods specified in Paragraphs (22.A(i) and (ii) as applicable," in the second and third lines thereof is deleted and replaced with the following: "after written notice from Landlord as required herein and expiration of any applicable cure period,"; (b) the term "reasonable" shall be inserted before the word "sums" and "penalties" in the sixth sentence thereof; and (c) the phrase "on the next day" is deleted and replaced with "on or before five (5) days".

          EE.  Paragraph 38 is modified by adding the following:
          "Notwithstanding anything to the contrary herein, without charge, Tenant shall have the exclusive use of not less than eleven (11) covered parking spaces. Landlord shall in no event oversubscribe parking."

          FF. Paragraph 42 of the Addendum is modified as follows: (a) the second paragraph is deleted and replaced with the following: "If the parties cannot agree on the Monthly Rent within thirty (30) days prior to the commencement of such Extended Term, then rent for the extended space shall be determined by an appraisal. All other terms and conditions contained in the Lease and this Addendum, as the same may be amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Extended Term.

          If it becomes necessary to determine the fair market rental value for the Premises by appraisal, real estate appraiser(s), all of whom shall be members of the American Institute of

          Real Estate Appraisers and who have at least five (5) years experience appraising office space located in the vicinity of the Premises shall be appointed and shall act in accordance with the following procedures:

           (i) If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding an appraisal (the "Notifying Party"). Within ten
          (10) days following the Notifying Party's appraisal demand, the other party (the "Non-Notifying Party") shall either approve the appraiser selected by the notifying party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

           (ii) If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.

           (iii) If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the extended term by the agreement of at least two (2) of the appraisers.

           (iv) If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notifying both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, all appraisers shall submit to Landlord and Tenant an independent appraisal of the Fair Market Rent for the Premises in simple letter form within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

           (v) The appraisers' determination of Fair Market Rent shall be based on rental of space of the same age, construction, size and location as the Premises with the improvements installed therein at Landlord's expense and shall take into account Tenant's obligations to pay additional rent under this Lease. In determining Fair Market Rent, the appraisers shall not consider any alterations installed in the Premises at Tenant's expense.

           (vi) If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser. Notwithstanding anything to the contrary contained in this Paragraph, if the rent during the Extended Term is determined by appraisal and if Tenant does not, in its sole discretion, approve the rental amount established by such appraisal, Tenant may rescind its exercise of the Option by giving Landlord written notice of such election to rescind within ten (10) days after receipt of all appraisals. If Tenant rescinds its exercise of the Option, then (i) the Lease shall terminate on the thirtieth (30th) day after Tenant's notice of rescission or on the date the Lease would have otherwise terminated absent Tenant's exercise of the Option, whichever date is later; and
          (ii) Tenant shall pay all costs and expenses of the appraisal.

          GG. Paragraph 43 of the Addendum is modified as follows: (a) the word "the" is deleted and the words "a continuing" is inserted before the words "First Right of Offering" in the first line thereof; (b) the word "and the basic business terms for the expansion space" is inserted after the word "and" in the third line thereof; and (c) the words "all the basic business terms, including the monthly rent for," are inserted after the word "on" in the fifth line thereof.

19.  EFFECT OF ADDENDUM:

All terms with initial capital letters used herein as defined terms shall have the meanings ascribed to them in the Lease Form unless specifically defined herein. As used herein, the term "Lease" shall mean the Lease Form, this Second Addendum and all riders, exhibits, rules, regulations, referred to in the Lease Form or this Second Addendum.

Landlord: WATERFRONT TOWER PARTNERS, L.P., a California limited partnership

By:    /s/ Angelo A. Orphan, Pres.          Date:12/1/94
     -----------------------------

Tenant: SERENA CONSULTING, INCORPORATED, a California corporation

By:    /s/ Douglas D. Troxel                Date: 94/11/21
     ---------------------------